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                                                            GODFREY & KAHN, S.C.
                                                                       MILWAUKEE
                                                                        APPLETON
                                                                       GREEN BAY
                                                                        WAUKESHA

                                                       LAFOLLETTE GODFREY & KAHN
                                                                         MADISON

               GODFREY & KAHN IS A MEMBER OF TERRALEX(R), A WORLDWIDE NETWORK OF
                                                          INDEPENDENT LAW FIRMS.

                               September 25, 2001


Strong Common Stock Fund, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin  53051

         Re:      STRONG ADVISOR ENDEAVOR LARGE CAP FUND

Ladies and Gentlemen:

         We have acted as your counsel in connection with the preparation of a Registration Statement on Form N-1A (Registration Nos. 33-25399; 811-5687) (the "Registration Statement") relating to the sale by you of an indefinite number of shares (the "Shares") of common stock, $.001 par value, of the Class A, Class B, Class C, and Class L shares of the Strong Advisor Endeavor Large Cap Fund (the "Fund"), a series of the Strong Common Stock Fund, Inc. (the "Company"), in the manner set forth in the Registration Statement (and the Prospectus of the Fund included therein).

         We have examined: (a) the Registration Statement (and the Prospectus of the Fund included therein), (b) the Company's Articles of Incorporation and By-Laws, each as amended to date, (c) certain resolutions of the Company's Board of Directors, and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

         Based upon the foregoing, we are of the opinion that the Shares, when sold as contemplated in the Registration Statement, will be duly authorized and validly issued, fully paid and nonassessable except to the extent provided in
Section 180.0622(2)(b) of the Wisconsin Statutes.

         We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, however, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                                     Very truly yours,

                                                     /s/  Godfrey & Kahn, S.C.

                                                     GODFREY & KAHN, S.C.

MW548415_1.DOC